UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 20, 2024 (December 19, 2024)

Strawberry Fields REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-41628	84-2336054
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

6101 Nimtz Parkway
South Bend, Indiana	46628
(Address of principal executive offices)	(Zip Code)

(574) 807-0800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	STRW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K filed by Strawberry Fields REIT, Inc. (the “Company”) includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Forward-looking statements include, without limitation, statements relating to projected industry growth rates, the Company’s current growth rates and the Company’s present and future cash flow position. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 2.01. Completion of Acquisition or Disposition of Assets

As reported in the Company’s Form 8-K filed on October 15, 2024, the Company entered into a Purchase and Sale Agreement (the “Purchase Agreement”), with GAHC4 Kansas City MO SNF, LLC, GAHC4 Salisbury MO SNF, LLC, GAHC4 Florissant MO SNF, LLC, GAHC4 Sedalia MO SNF, LLC, GAHC4 Milan MO SNF, LLC, GAHC4 Trenton MO SNF, LLC, GAHC4 Moberly MO SNF, LLC, GAHC4 St. Elizabeth MO SNF, LLC, (collectively, the “Sellers”) with respect to the purchase of eight healthcare Facilities located in Missouri (the “Facilities”). The Sellers are not affiliates of the Company. The Company assigned the right to acquire the Facilities to newly organized indirect subsidiaries of Strawberry Fields Realty, LP, the Company’s operating partnership.

The Company closed on the acquisition of the Facilities on December 19, 2024. At that time, such subsidiaries paid the remainder of the $87,500,000 purchase price (following the Company having paid a $2,500,000 deposit at the time of entering into the Purchase Agreement.

The Facilities are currently leased under an initial 15-year master lease agreement to a group of third party tenants; the lease is currently in its sixth year. Under the master lease, (i) the tenants are currently on a triple net basis (ii) the tenants have 2 ten-year options to extend the lease. The material terms of the master lease will not be modified as a result of the purchase of the Facilities. The tenants operate the Facilities as skilled nursing facilities. The eight Facilities are comprised of 1,111 licensed beds.

The purchase price for the Facilities was $87,500,000. The Company plans to pay the balance of the purchase price utilizing funds provided by a third-party lender and the Company’s current working capital.

Item 8.01 Other Events.

On December 20, 2024, the Company issued a press release regarding the completion of the acquisition of the Facilities. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Properties Acquired

The Company will file the financial statements required by Item 9.01(a) with respect to the acquisition under the cover of Form 8-K/A not later than 71 calendar days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information

The Company will file the financial statements the pro forma financial information required by Item 9.01(b) under the cover of Form 8-K/A but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Exhibit Name	Filed Herewith
99.1	Press Release dated December 20, 2024	*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	*

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strawberry Fields REIT Inc.

Date:	December 20, 2024

By:	/s/ Moishe Gubin
Moishe Gubin
Chief Executive Officer and Chairman